PETSMART, INC.
RESTRICTED STOCK GRANT NOTICE
(2011 EQUITY INCENTIVE PLAN)
(DIRECTORS)
PetSmart, Inc. (the “Company”), pursuant to its 2011 Equity Incentive Plan (the “Plan”) hereby grants to Participant the right to receive the number of shares of the Company’s common stock (the “Common Stock”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth herein and the Plan, which is attached hereto and incorporated herein in its entirety. Defined terms not explicitly defined in this Restricted Stock Grant Notice (this “Grant Notice”) but defined in the Plan shall have the same definitions as in the Plan.
Participant:     %%FIRST_NAME%-% %%MIDDLE_NAME%-% %%LAST_NAME%-%
Date of Grant:    %%GRANT_DATE%-%
Number of Restricted Shares Granted:    %%TOTAL _SHARES_GRANTED%-%
Consideration:    Participant’s services
Email Address:
This Grant Notice and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company pursuant to the Award and supersede all prior oral and written agreements on that subject with the exception of Awards previously granted and delivered to Participant under the Plan.
The details of the Award are as follows:

1.CONSIDERATION. Unless otherwise specified herein, the purchase price for the Common Stock subject to the Award shall be deemed paid, in whole or in part, in consideration of past and future services in the amounts and to the extent required by law.
2.     VESTING. Subject to the limitations contained herein, the shares subject to the Award will vest as follows:
(a)    Except as provided herein, the shares will become fully vested if you retain your Continuous Status as an Employee, Director or Consultant through the expiration of the ________ period following the Date of Grant. For clarity, at no time shall the vesting of the Award be greater than one hundred percent (100%). For purposes of this Section 2(a), your Continuous Status as an Employee, Director, or Consultant shall not be considered terminated due to a change in the capacity in which you perform services for the Company, provided you remain an Employee, Director, or Consultant of the Company.
(b)    If your Continuous Status as an Employee, Director or Consultant ends due to your death or Disability, vesting of the Award shall accelerate and be prorated over the ______ vesting period by reference to the number of months of service you completed after the Date of Grant as a fraction against __ months (with any fractional or partial month eliminated), not to exceed one hundred percent (100%).
(c)    Shares that have vested in accordance with this Section 2 are “Vested Shares.” Shares that are not Vested Shares are “Unvested Shares.”
3.    ADJUSTMENT OF NUMBER OF SHARES. The number of shares of Common Stock subject to the Award referenced in this Grant Notice may be adjusted from time to time for capitalization adjustments as set forth in the Plan.
4.    SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, the Company is not required to issue any shares of Common Stock under the Award unless the shares of Common Stock are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The issuance of shares under the Award also must comply with other applicable laws and regulations governing the Award, and the Company is not requires to issue such shares if the Company determines that such issuance would not be in material compliance with such laws and regulations.
5.    RIGHT OF REACQUISITION. The Company shall simultaneously with the termination of your Continuous Status as an Employee, Director, or Consultant automatically reacquire (the “Reacquisition Right”) for no consideration all of the Unvested Shares, unless the Company agrees to waive its Reacquisition Right as to some or all of the Unvested Shares. Any such waiver shall be exercised by the Company by written notice to you or your representative within ninety (90) days after the termination of your Continuous Status as an Employee, Director, or Consultant, and the number of Unvested Shares not being reacquired by the Company will be released to you. If the Company does not waive its reacquisition right as to all of the Unvested Shares, then upon such termination of your Continuous Status as an Employee, Director, or Consultant, the number of Unvested Shares the Company is reacquiring will be transferred to the Company. The Reacquisition Right shall expire when all of the shares have become Vested Shares in accordance with Section 2.
6.    CERTAIN CORPORATE TRANSACTIONS. In the event of a corporate transaction event set forth in Section 15(b) of the Plan, the Reacquisition Right may be assigned by the Company to the successor of the Company (or such successor’s parent company), if any, in connection with such transaction. To the extent the Reacquisition Right remains in effect following such transaction, it shall apply to the new capital stock or other property received in exchange for the Common Stock in consummation of the transaction, but only to the extent the Common Stock was at the time covered by such right.
7.    EXECUTION OF DOCUMENTS. You hereby acknowledge and agree that by delivering this Grant Notice to the Stock Plan Administration Manager of the Company, or its designee, you indicate your consent to this Grant Notice and will be deemed to have executed this Grant Notice. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with the Award.
8.    IRREVOCABLE POWER OF ATTORNEY. You constitute and appoint the Company’s Secretary as attorney-in-fact and agent to transfer said Common Stock on the books of the Company with full power of substitution in the premises, and to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated. This is a special power of attorney coupled with an interest (specifically, the Company’s underlying security interest in retaining the shares of Common Stock in the event you do not perform the associated services for the Company), and is irrevocable and shall survive your death or legal incapacity. This power of attorney is limited to the matters specified in this Grant Notice.
9.    RIGHTS AS STOCKHOLDER. Subject to the provisions of this Grant Notice, you shall have the right to exercise all rights and privileges of a stockholder of the Company with respect to the shares subject to the Award. You shall be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of the shares are Unvested Shares.
10.    LIMITATIONS ON TRANSFER OF THE COMMON STOCK. In addition to any other limitation on transfer created by applicable securities laws, you shall not sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in the Common Stock subject to the Award while such shares of Common Stock are Unvested Shares; provided, however, that an interest in such shares may be transferred pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act (a “QDRO”). After any shares of Common Stock subject to the Award have become Vested Shares, you shall not sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in such shares except in compliance with the provisions herein and applicable securities laws.
11.    BOOK ENTRY REGISTRATION OF SHARES; RESTRICTIVE LEGENDS. The Company may issue any shares of Common Stock subject to the Award by registering the shares in book entry form with the Company’s transfer agent in your name in which case the applicable restrictions will be noted in the records of the Company’s transfer agent in the book entry system. Any certificates representing the shares of Common Stock subject to the Award shall have endorsed thereon appropriate legends as determined by the Company.
12.    NON-TRANSFERABILITY OF THE AWARD. The Award (except for Vested Shares issued pursuant thereto) is not transferable except by will or by the laws of descent and distribution.
13.    AWARD NOT A SERVICE CONTRACT. The Award is not an employment or service contract, and nothing in the Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment or service. In addition, nothing in the Award shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.
14.    WITHHOLDING OBLIGATIONS.
(a)    At the time the Award is granted, or at any time thereafter as requested by the Company, you hereby authorize withholding from any other amounts payable to you, and otherwise agree to make adequate provision in cash for, as determined by the Company, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the Award. In the Company’s sole discretion, the Company may elect, and you hereby authorize the Company, to withhold Vested Shares in such amounts as the Company determines are necessary to satisfy your obligation pursuant to the preceding sentence. Unless the tax withholding obligations of the Company or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares.
15.    TAX CONSEQUENCES. You have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Grant Notice. You are relying solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Grant Notice. You understand that Section 83 of the Code taxes as ordinary income to you the fair market value of the shares of Common Stock as of the date any restrictions on the shares lapse (that is, as of the date on which part or all of the shares vest). In this context, “restriction” includes the right of the Company to reacquire the shares pursuant to its Reacquisition Right. You understand that you may elect to be taxed on the fair market value of the shares at the time the Award is granted to you rather than when and as the Company’s Reacquisition Right expires by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of grant. YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THE FILING ON YOUR BEHALF. You further acknowledge that you are aware that should you file an election under Section 83(b) of the Code and then subsequently forfeit the shares, you will not be able to report as a loss the value of any shares forfeited and will not get a refund of any of the tax paid.
16.    NOTICES. Any notice or request required or permitted hereunder shall be given in writing to each of the other parties hereto and shall be deemed effectively given on the earlier of (a) the date of personal delivery, including delivery by express courier, or (b) the date that is five days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by ten days’ advance written notice to each of the other parties hereto:
COMPANY:        PetSmart Inc.
        19601 North 27th Avenue
        Phoenix, AZ 85027
Attn: General Counsel
YOU:                Your address as on file with the Company’s
Human Resources Department at the time notice is given

Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.    MISCELLANEOUS.
(a)    The rights and obligations of the Company under the Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. Your rights and obligations under the Award may only be assigned with the prior written consent of the Company.
(b)    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award.
(c)    You acknowledge and agree that you have reviewed the Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting the Award and fully understand all provisions of the Award.
18.    GOVERNING PLAN DOCUMENT. The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Award and those of the Plan, the provisions of the Plan shall control.

* * * * *

This Grant Notice shall be deemed to be signed by the Company and the Participant upon the Participant’s delivery, by electronic means or otherwise, of this Grant Notice to the Stock Plan Administration Manager of the Company or its designee.

ATTACHMENTS:

PetSmart, Inc. 2011 Equity Incentive Plan
PetSmart, Inc. 2011 Equity Incentive Plan Prospectus

March 18, 2014